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                                                                    EXHIBIT 10.3

                 FORM OF HCRI CONSTRUCTION DISBURSING AGREEMENT


              THIS CONSTRUCTION DISBURSING AGREEMENT ("Agreement") is made and entered into effective as of September 22, 1998 (the "Effective Date") between BCC DEVELOPMENT AND MANAGEMENT CO., a corporation organized under the laws of the State of Delaware ("Developer"), having its chief executive office at 5021 Louise Drive, Suite 200, Mechanicsburg, Pennsylvania 17055, and [_____________], a corporation organized under the laws of the State of Pennsylvania ("Landlord"), having an address of One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603.

                                    RECITALS:

              A. As of the date hereof, Landlord acquired and leased to Financial Care Investors of [__________], LLC, a limited liability company organized under the laws of the State of Delaware ("Tenant") the Land (defined below) located in Lebanon, Pennsylvania pursuant to a Lease Agreement between Landlord and Tenant ("Lease").

              B. Tenant desires to cause Developer to construct a [__]-unit personal care facility ("Facility") on the Land. Landlord has agreed to pay for the development and construction costs of the Facility up to a maximum amount of $[_______________], subject to the terms and conditions of the Lease and this Agreement.

              C. All Improvements constructed on the Land and all Fixtures installed into the Improvements shall be the property of Landlord and shall be part of the "Leased Property" under the Lease.

              NOW, THEREFORE, in consideration of the mutual covenants and the premises contained herein, and intending to be legally bound hereby, the parties agree as follows:

                       ARTICLE 1: PURPOSE AND DEFINITIONS

1.1 Purpose. The purpose of this Agreement is to establish the terms and conditions for disbursing Lease Advances under the Lease.

1.2 Definitions. Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; [iii] the words "herein", "hereof", and "hereunder" and similar words refer to this Agreement as a whole and not to any particular section; and [iv] any capitalized term not defined in this Agreement which is defined in the Lease shall have the meaning set forth in the Lease.
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         "Appraisal" means an "as-built" appraisal setting forth the fair market value of the Facility upon completion thereof in accordance with the Plans and Specifications.

         "Architect" means Bink Architectural Partnership, the architect for the design of the Improvements.

         "Architect's Certificate" means a certificate of the Architect in favor of Landlord in form and substance satisfactory to Landlord.

         "Architect's Contract" means the contract between the Architect and Developer for the design of the Improvements, as it may be amended from time to time, and any other material agreements entered into between Developer and design professionals.

         "Bonds" means a labor and material payment bond and a performance bond issued by the Surety with a dual obligee rider naming Landlord and Developer as joint and several obligees. The Bonds shall each be in an amount not less than the amount payable under the Construction Contract.

         "Business Day" means any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the State of Ohio.

         "Closing" means the closing of the Lease.

         "Collateral Assignment of Architect's Contract" means the Collateral Assignment of Architect's Contract between Landlord and Developer and the Consent of Architect attached thereto.

         "Collateral Assignment of Construction Contract" means the Collateral Assignment of Construction Contract by Developer in favor of Landlord and the Consent of Contractor attached thereto.

         "Commitment" means the commitment letter for the Lease dated September 22, 1998.

         "Commitment Fee" means the commitment fee for the Lease payable to Landlord by Tenant in an amount equal to 2% of the Maximum Lease Amount.

         "Construction Contract" means the construction contract between Developer and the General Contractor for the construction of the Improvements, as it may be amended from time to time, and any other contracts entered into between Developer and any contractors for the construction of the Improvements.

         "Construction Documents" means the Architect's Contract, the Construction Contract and any other material contracts entered into by Developer relating to the development, design or construction of the Improvements.
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         "Construction Term" means the term of the Lease commencing on the
Effective Date and expiring on the Conversion Date.

         "Conversion Date" means the date on which the final Lease Advance is disbursed to Developer.

         "Developer Documents" means [i] this Agreement; [ii] the Collateral Assignment of Construction Contract; [iii] the Collateral Assignment of Architect's Contract; and [iv] all other documents executed by Developer and Landlord in connection with the Lease.

         "Developer's Obligations" means all payment and performance obligations of Developer under this Agreement.

         "Developer's Organizational Documents" means the Articles of Incorporation of Developer certified by the Secretary of State of the state of organization, as amended to date, and the Bylaws of Developer certified by Developer, as amended to date.

         "Development Fees" means the fees paid to Developer not to exceed $[__________], for services rendered in connection with the acquisition and development of the Facility, payable as follows: 1/2 at Closing and 1/2 upon completion of construction of the Facility and issuance of a certificate of occupancy for the Facility.

         "Disbursement Schedule" means the Disbursement Schedule attached hereto as Exhibit C setting forth Developer's estimate of the dates and amounts of the disbursements required hereunder.

         "Disbursement Voucher" means Developer's written request for a disbursement set forth on a form satisfactory to Landlord.

         "Environmental Assessment" means an environmental assessment of the Land meeting the Landlord's Requirements for Environmental Assessments, including all agreements, contracts, reports, sampling results, amendments and addenda relating thereto.

         "Environmental Consultant" means a registered engineer in the State or other consultant approved by Landlord.

         "Event of Default" has the meaning set forth in Section 4.1.

         "Facility" means the Real Property and Personal Property comprising each facility located on any of the Leased Property.

         "Facility Costs" means the following: [i] the organizational, acquisition and construction costs for the Facility; [ii] all costs and expenses in connection with the Lease; [iii] Development Fees; and [iv] other Facility costs and expenses, direct and indirect, as set forth in the Project Budget.
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         "Financial Statements" has the meaning set forth in the Lease.

         "Fixtures" means all fixtures now or hereafter installed or located in, on or about the Land or the Improvements and any replacements, substitutions and additions thereto.

         "Force Majeure" means any delay due to strikes, riots, acts of God, shortages of labor or materials, governmental law, regulations or restrictions or other similar cause which is beyond the control of Developer.

         "General Contractor" means [____________________], the general contractor for the construction of the Improvements.

         "Government Authorizations" means all permits, licenses, approvals, consents, and authorizations required to be obtained by Tenant, Manager or Developer to comply with all Legal Requirements, including but not limited to, [i] zoning permits, variances, exceptions, special use permits, conditional use permits, and consents; [ii] environmental, ecological, coastal, wetlands, air, and water permits, licenses, and consents; [iii] curb cut, subdivision, land use, and planning permits, licenses, approvals and consents; [iv] building, sign, fire, health, and safety permits, licenses, approvals, and consents; and [v] architectural reviews, approvals, and consents required under restrictive covenants.

         "Guarantor" means Balanced Care Corporation, a corporation organized under the laws of the State of Delaware.

         "Guaranty" means the Guaranty entered into by the Guarantor, and any amendments thereto or substitutions or replacements therefor.

         "Guaranty Documents" means the Guaranty, the Working Capital Documents (as defined in the Lease), and any other agreement or instrument to be executed by Guarantor in accordance with the requirements of any Lease Document or the Commitment.

         "Improvements" means all buildings, structures, additions, renovations and improvements now or hereafter erected or placed upon the Land and the offsite improvements, if any, necessary for the operation of the Facility.

         "Initial Term" has the meaning set forth in Section 1.2 of the Lease.

         "Insurance Requirements" means [i] all terms of any insurance policy required by the Lease; [ii] all requirements of the issuer of any such policy; and [iii] the requirements of any Board of Insurance Underwriters or similar organization.

         "Intangible Personal Property" means Tenant's, Manager's or Developer's rights in the following: [i] all accounts, contract rights, general intangibles, instruments, documents, Receivables, and chattel paper (as "accounts", "contract rights", "general intangibles",
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"instruments", "documents", and "chattel paper" are defined for purposes of
Article 9) now or hereafter arising in connection with the business located in or on or used or usable in connection with the Real Property and replacements, additions, and accessions thereto; [ii] unless prohibited by law, all franchises, permits, licenses and rights therein regarding the use, occupancy or operation of the Improvements, or any part thereof; [iii] unless expressly prohibited by the terms thereof, all contracts, agreements, contract rights and materials relating to the design, construction or operation of the Improvements, including but not limited to, plans, specifications, drawings, blueprints, models and mock-ups, and all brochures, flyers, advertising and promotional materials and mailing lists; and [iv] all ledger sheets, files, records, computer programs, tapes, other electronic data processing materials, and other documentation relating to the preceding listed property.

         "Issuer" means a financial institution satisfactory to Landlord issuing the Letter of Credit and such Issuer's successors and assigns. Any "Issuer" shall have a Lace Financial Service Rating of "C+" or higher at all times throughout the term of the Lease.

         "Land" means the land described on Exhibit A.

         "Landlord's Inspector" means the consulting inspector designated by Landlord to inspect the Facility and review documentation in connection with the Facility on behalf of Landlord.

         "Lease" means the Lease Agreement between Landlord and Tenant dated the date hereof, as amended from time to time.

         "Lease Advance" means each advance of funds by Landlord pursuant to the Lease and this Agreement but excluding any Earnout Lease Advance that may be made by Landlord pursuant to the Lease.

         "Lease Documents" means [i] this Agreement; [ii] the Lease; [iii] the Collateral Assignment of Construction Contract; [iv] the Collateral Assignment of Architect's Contract; [v] the Collateral Assignment of Management Agreement and Consent of Manager to Collateral Assignment of Management Agreement and Security Agreement; and [vi] all other documents and instruments executed by Tenant, Manager or Developer and Landlord in connection with the Lease.

         "Lease Expenses" means all reasonable costs and expenses incurred by Landlord in investigating, making and administering the Lease, including but not limited to, [i] attorneys' and paralegals' fees and costs; [ii] the fees of the Landlord's Inspector; and [iii] travel, transportation, food, and lodging costs and expenses incurred by Landlord, the Landlord's Inspector and Landlord's attorneys and paralegals.

         "Legal Requirements" means all laws, regulations, rules, orders, writs, injunctions, decrees, certificates, material requirements, material agreements, conditions of participation and standards of any federal, state, county, municipal or other governmental entity, administrative agency, insurance underwriting board, architectural control board, and any restrictive covenants applicable to the development, construction, renovation and operation of each Facility as an assisted living facility,
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including but not limited to, [i] zoning, building, fire, health, safety, sign, and subdivision regulations and codes; and [ii] the Environmental Laws.

         "Letter of Credit" means an irrevocable and transferable Letter of Credit in the aggregate amount equal to 5% of the Maximum Lease Amount issued by Issuer in favor of Landlord as security for the Lease and in form acceptable to Landlord, and any amendments thereto or replacements or substitutions therefor.

         "List of Leases and Contracts" means the List of Leases and Contracts set forth on Exhibit G of the Lease.

         "Mandatory Completion Date" means the earlier of [i] the date which is 18 months after the Effective Date, provided that such date shall be extended by the number of days' delay caused by Force Majeure to the extent permitted under
Section 5.2; or [ii] the completion date required by the Department of Health or any other governmental authority.

         "Maximum Guarantied Amount" means an amount equal to [i] 89% of Project Costs incurred at the time of the calculation of the Maximum Guarantied Amount, minus [ii] any amounts previously paid by Guarantor, Developer or Tenant in connection with the exercise by Landlord of its remedies under the Lease and other Lease Documents, including but not limited to [a] indemnification payments arising from any claim or loss asserted against Landlord resulting from the acts or omissions of Developer, Guarantor or Tenant in connection with the construction of the Facility including without limitation, insurance deductibles actually paid by Guarantor, Developer or Tenant under insurance policies, [b] amounts drawn by Landlord on the Letter of Credit, [c] amounts deposited with Landlord under Section 2.5 of this Agreement, and [d] amounts paid by Guarantor under Section 8.2(l) of the Lease plus [iii] 100% of all losses suffered or incurred by Landlord exclusively in connection with the acquisition of the Land.

         "Maximum Lease Amount" means $[_______________].

         "Permitted Exceptions" means the exceptions to title set forth on Exhibit B of the Lease.

         "Personal Property" means the Tangible Personal Property and Intangible Personal Property.

         "Plans and Specifications" means the plans and specifications for the Facility approved by Landlord, including but not limited to, plans, drawings, specifications, details, models and mock-ups for the Improvements.

         "Pro Forma Statement" means a financial forecast for the Facility for the five year period commencing on the anticipated date when the Facility commences operations prepared in accordance with the standards for forecasts established by the American Institute of Certified Public Accountants.
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         "Project Budget" means the budget of the total costs of acquiring, developing, constructing, furnishing and equipping the Facility prepared by Tenant and Developer and approved by Landlord, as the same may be modified from time to time as provided herein. The initial Project Budget is attached hereto as Exhibit B.

         "Project Costs" means all costs of the Facility (exclusive of the costs of acquisition of the Land) that are properly capitalized in accordance with generally accepted accounting principles consistently applied.

         "Real Property" means, collectively, the Land, Improvements and Fixtures.

         "Reserves" has the meaning set forth in Section 2.5.3.

         "Secured Obligations" means all of the obligations of Tenant, Manager or Developer under the Lease Documents.

         "State" means the State of [___________].

         "Surety" means the issuer of the Bonds, and it shall have a Best's Rating of B+ or better and a Best's Financial Category of XII or larger.

         "Survey" means a survey of the Land prepared in accordance with the Minimum Detail Requirements for Land Title Surveys jointly adopted by ALTA/ACSM in 1992 and such other requirements as may be required by Landlord or Title Company.

         "Tangible Personal Property" means all machinery, furniture, equipment, trade fixtures, appliances, inventory, and other goods (as "equipment", "inventory", and "goods" are defined for purposes of Article 9) now or hereafter located in or on or used or usable in connection with the Real Property and replacements, additions, and accessions thereto, including without limitation those items which are to become Fixtures or which are building supplies and materials to be incorporated into an Improvement or Fixture, but excluding any equipment, furniture, and trade fixtures leased under the equipment financing permitted under the Lease.

         "Tenant's Equity" means Tenant's cash and other liquid assets dedicated for payment of Working Capital in an amount not less than $[_____________].

         "Tenant's Organizational Documents" means [i] for a corporate Tenant, the Articles of Incorporation of Tenant certified by the Secretary of State of the state of organization, as amended to date, and the Bylaws of Tenant certified by Tenant, as amended to date; [ii] for a partnership Tenant, the Partnership Agreement of Tenant certified by Tenant, as amended to date and the Partnership Certificate, certified by the appropriate authority, as amended to date; and [iii] for a limited liability company Tenant, the Certificate of Formation of Tenant certified by the Secretary of State of the state of organization, as amended to date and the Operating Agreement of Tenant certified by Tenant, as amended to date.
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         "Title Commitment" means an ALTA Form B Commitment, 1970 form as revised 10-17-84, for owner's title insurance issued by the Title Company for the Facility.

         "Title Company" means Lawyers Title Insurance Corporation.

         "Title Policy" means the final title policy issued by the Title Company to Landlord pursuant to the Title Commitment for the Facility.

         "Working Capital" means the capital to be invested by Tenant to be used for pre-opening, pre-marketing, opening, start-up, and other similar costs and expenses in connection with the Facility.

1.3 Incorporation of Amendments. The definition of any agreement, document, or instrument set forth in this Agreement or in any other Lease Document shall be deemed to incorporate all amendments, modifications, and renewals thereof and all substitutions and replacements therefor.

1.4 Exhibits. The following exhibits are attached hereto and incorporated herein:

         Exhibit A:  Legal Description
         Exhibit B:  Project Budget
         Exhibit C:  Disbursement Schedule
         Exhibit D:  Litigation

                            ARTICLE 2: LEASE ADVANCES

2.1 Obligation to Advance Funds. Subject to the terms and upon the conditions set forth in the Lease Documents, Landlord shall make Lease Advances up to the Maximum Lease Amount.

2.2 Use of Proceeds. Developer shall use the proceeds of the Lease Advances solely for the following purposes: [i] pay or reimburse Developer for the acquisition cost of the Land; [ii] pay or reimburse Developer for all hard and soft expenses and costs of the design, development and construction of the Improvements; [iii] pay for the costs of the Tangible Personal Property not to exceed 10% of the Maximum Lease Amount; [iv] the closing costs for the Lease (including without limitation the Commitment Fee and any other fees payable to Landlord under the Commitment); [v] the Development Fee, and [vi] all items specified in the Project Budget.

2.3 Commitment Fee. The Commitment Fee shall be paid at Closing as a Lease Advance.

2.4 Lease Expenses. At the Closing, Landlord shall make a Lease Advance for any Lease Expenses incurred up to the Effective Date. Within 30 days after receipt of an invoice therefor, Landlord shall make a Lease Advance for any Lease Expenses incurred by Landlord. Landlord shall apply proceeds of the Lease Advances to pay the Commitment Fee, Development Fee, and Lease Expenses.
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2.5      Disbursements. Upon satisfaction of all conditions precedent, Landlord shall make the initial Lease Advance and continue to disburse the Lease Advances in accordance with the terms and conditions of this Agreement. Landlord may make disbursements from time to time as construction progresses, but shall not be obligated to disburse more frequently than once in each calendar month and shall not be obligated to disburse until at least eight Business Days following receipt of all documentation required for such disbursement. As of the Effective Date, Developer estimates that the disbursements will be in accordance with the Disbursement Schedule. In the event that the undisbursed proceeds of the Maximum Lease Amount are not sufficient to pay all unpaid items set forth on the Project Budget (after adjustment for any permitted change orders), Landlord may require Developer to deposit with Landlord a sum sufficient so that the deposit, together with the remaining Maximum Lease Amount to be advanced, will be sufficient to complete the Facility in accordance with the Plans and Specifications, all as certified by the Architect; provided, however, Developer and Guarantor shall never be required to deposit with Landlord a sum in excess of the Maximum Guarantied Amount. Developer and Landlord each acknowledge that the deposit is in no manner a loan to Landlord or an investment in the Leased Property and instead is Additional Rent that will not be returned or reimbursed. If, during the Construction Term, Developer has not made a disbursement request and Rent remains unpaid under the Lease for more than a one month period, Landlord shall make a Lease Advance to pay unpaid Rent and Landlord shall give Tenant prompt notice of such disbursement.

2.5.1 Amount of Periodic Disbursements. Disbursement of the available proceeds of the Maximum Lease Amount (after deduction for Reserves and after payment of the Commitment Fee, Development Fee, and Lease Expenses) shall not exceed [i] the amount due under the Construction Contract at the time of the disbursement after deduction for 10% retainage (whether or not such retainage is required under the Construction Contract); plus [ii] 100% of the amounts previously paid by Tenant or currently due and payable for architectural fees, permits and other development soft costs; plus [iii] 100% of the Rent payable during the Construction Term.

2.5.2 Amount of Final Disbursement. The final Lease Advance made on the Conversion Date shall not exceed the lesser of [i] the balance of the amount due under the Construction Documents plus all other Facility Costs; or [ii] the undisbursed balance of the Maximum Lease Amount.

2.5.3 Reserves. After the occurrence and during the continuance of an Event of Default, Landlord may set aside reserves (the "Reserves") from the Lease Advances for the Commitment Fee, Lease Expenses or any of the following: [i] Rent during the estimated construction period; [ii] real estate taxes accrued and accruing during the estimated construction period; and [iii] premiums on insurance policies required to be furnished by Tenant hereunder, accruing during the estimated construction period. Landlord shall disburse the Reserves, for the purpose for which they have been set aside, from time to time, either by paying for the items for which the Reserve has been established or reimbursing Tenant for payments so made by Tenant. No Reserve held by Landlord shall be considered a Lease Advance until disbursement thereof, whereupon such disbursement shall be deemed to be a Lease Advance.

2.5.4 Disbursing Agent. Landlord may elect to have the Lease Advances disbursed by the Title Company or a disbursing agent pursuant to the provisions of a disbursing agreement. If Landlord
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so elects, Tenant and Developer each shall join as a party to such agreement and shall comply with its requirements (which shall be in addition to and not in substitution for the requirements of this Agreement) and shall pay the fees and expenses of the disbursing agent. If Developer is required to join as a party to such agreement, the agreement shall be in a form acceptable to Developer, Tenant and Landlord.

2.5.5 Direct Payments. After the occurrence and during the continuance of an Event of Default, Landlord may, but shall have no obligation to do so, make payments for the cost of construction directly to any contractor, subcontractor, materialmen, vendor, or supplier.

2.6 Closing. The Closing shall occur at a time and place mutually agreed upon by Landlord, Developer, and Tenant. Landlord may elect to close by exchanging executed counterparts of one or more of the Lease Documents and other closing documents by mail or a national courier service, or by telecopier followed by exchanging documents by mail or national courier service.

                 ARTICLE 3: CONDITIONS PRECEDENT TO DISBURSEMENT

3.1 Conditions Precedent to Initial Disbursement. Developer shall comply with, and Landlord's obligation to make the initial Lease Advance shall be conditioned upon Developer's performance of the following conditions precedent:

3.1.1 Title Commitment. Developer shall have delivered to Landlord the Title Commitment issued by the Title Company committing to insure Landlord's fee simple interest in the Land subject only to Permitted Exceptions. The Title Commitment shall be in form and substance satisfactory to Landlord.

3.1.2 Survey. Developer shall have delivered to Landlord the Survey. The Survey shall be in form and substance satisfactory to Landlord and shall satisfy the requirements of the Title Company to delete the survey exception from the Title Policy.

3.1.3 Environmental Assessment. Developer shall have delivered to Landlord the Environmental Assessment prepared by the Environmental Consultant, in form, scope and substance reasonably satisfactory to Landlord.

3.1.4 Legal Opinion. Developer shall have delivered to Landlord one or more opinions of counsel, in form and substance reasonably satisfactory to Landlord, covering the law of the State and such other federal and state laws as Landlord may reasonably require.

3.1.5 Appraisal. Developer shall have delivered to Landlord the Appraisal prepared by an MAI appraiser, addressed to Landlord, and in form and substance satisfactory to Landlord.

3.1.6 Insurance. Developer shall have delivered to Landlord satisfactory evidence of the builder's risk and liability insurance coverage reasonably required by Landlord.
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3.1.7    Lease Documents; Deed. Tenant and Developer shall have delivered to
Landlord fully executed originals of the Lease Documents and Guaranty Documents. The deed conveying the Land to Landlord shall have been recorded in the appropriate recorder's office.

3.1.8 Organizational Documents; Resolutions. Tenant, Manager, and Developer shall have delivered to Landlord copies of Tenant's, Manager's, and Developer's Organizational Documents. Tenant, Manager, Guarantor, and Developer shall have delivered to Landlord copies of resolutions authorizing the Lease Documents and Guaranty Documents, certified by Tenant, Manager, Guarantor, and Developer, respectively. All of the foregoing shall be certified to be true and complete and not revoked or amended since the respective dates thereof.

3.1.9 Flood Plain. Developer shall have delivered evidence satisfactory to Landlord that the Land is not located in a flood-prone area as defined by the United States Department of Housing and Urban Development in the Flood Disaster Protection Act of 1973, as amended, or if the Land is located in a flood-prone area, that appropriate flood insurance is in effect for the Facility.

3.1.10 Zoning. Developer shall have delivered to Landlord a certificate of the zoning official having jurisdiction over the Facility in form and substance satisfactory to Landlord and such other evidence as may be reasonably required by Landlord to show that the Facility complies with applicable zoning, land use and subdivision laws, rules and regulations.

3.1.11 Soil Report. Developer shall have delivered to Landlord's Inspector a soil report or other evidence satisfactory to Landlord that the Land is suitable for the construction of the Facility.

3.1.12 List of Leases and Contracts. Developer shall have delivered to Landlord the List of Leases and Contracts.

3.1.13 Licenses and Permits. Tenant and Developer shall have delivered to Landlord copies of all required licenses, permits, consents, and approvals, and other Government Authorizations as may be needed for Tenant or Developer or Manager to comply with all Legal Requirements as of the Effective Date and such items shall be in full force and effect.

3.1.14 Eminent Domain. No eminent domain proceedings shall have been threatened or be pending with respect to a substantial or material part of the Land.

3.1.15 Plans and Specifications. Developer shall have delivered to Landlord's Inspector a duplicate set of the Plans and Specifications.

3.1.16 Financial Statements. Tenant shall have delivered to Landlord the Financial Statements and the Pro Forma Statement.

3.1.17 Architect's Certificate. Developer shall have delivered to Landlord the Architect's Certificate.
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3.1.18   Construction Documents. Developer shall have delivered to Landlord and
Landlord shall have approved all contracts and agreements entered into by Developer and the form of all contracts and agreements entered into by the General Contractor on behalf of Developer in connection with the design and construction of the Facility, including, without limitation, the Architect's Contract, the Construction Contract and the form of subcontractor contracts. The Construction Contract shall provide for retainage of at least 10%.

3.1.19 Consents. Developer shall have delivered to Landlord executed originals of the Consent of Contractor to the Collateral Assignment of Construction Contract, the Consent of Architect to the Collateral Assignment of Architect's Contract, and the Consent of Manager to the Collateral Assignment of Management Agreement.

3.1.20 Disbursement Voucher. Developer shall have delivered a Disbursement Voucher to Landlord.

3.1.21 Budget and Schedule. Developer shall have delivered to Landlord the Project Budget and the Disbursement Schedule in form and substance satisfactory to Landlord.

3.1.22 Bonds. Developer shall have delivered to Landlord the Bonds in form and substance satisfactory to Landlord.

3.1.23 Equity. Developer shall have delivered evidence reasonably satisfactory to Landlord of Tenant's ability to fund Tenant's Equity.

3.1.24 Letter of Credit. Tenant shall have delivered to Landlord the original Letter of Credit.

3.1.25 No Event of Default. There shall be no uncured Event of Default under this Agreement or the Lease.

3.1.26 Other Closing Requirements. Tenant and Developer shall have satisfied all other closing requirements of the Lease Documents and the Commitment.

3.2 Conditions Precedent to All Disbursements. Tenant and Developer shall perform, and Landlord's obligation to make subsequent Lease Advances shall be conditioned upon Tenant's and Developer's performance of, the following conditions precedent:

3.2.1 Title Endorsement. Landlord shall have received an endorsement to the Title Policy that brings forward the effective date of the Title Policy with no change in the status of title, insuring that there are no mechanics' liens and increasing the coverage by an amount equal to the disbursement then being made.

3.2.2 Foundation Survey. After the foundation is installed, Developer shall have delivered to Landlord an updated Survey showing the foundation and certifying that the foundation is located on the Land and does not encroach on any easements, building lines, setbacks, or other restrictions.
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3.2.3    Disbursement Voucher. Developer shall have delivered a Disbursement
Voucher to Landlord.

3.2.4 Lien Waivers. Developer shall have delivered to Landlord sworn statements, waivers of lien, or such other documents as may be required to insure Landlord that there are no mechanics' liens.

3.2.5 Inspector's Report. Landlord shall have received a satisfactory report from Landlord's Inspector describing the construction that has been completed since the last inspection, stating that the construction has been in accordance with the Plans and Specifications, indicating the percentage of completion of construction, stating that the construction can be completed by the Mandatory Completion Date, that the costs of the Facility are not, and are not expected to be, in excess of the costs set forth on the Project Budget and that the undisbursed balance of the Maximum Lease Amount is sufficient to pay the costs to complete construction of the Facility.

3.2.6 Updated List and Schedule. Developer shall have delivered to Landlord an update of the List of Contracts and the Disbursement Schedule.

3.2.7 Licenses and Permits. Tenant, Manager, and Developer shall have delivered to Landlord copies of all required licenses, permits, consents, and approvals, and other Government Authorizations as may be needed to comply with all Legal Requirements at the time of such disbursement and such items shall be in full force and effect.

3.2.8 No Damage. The Facility shall not have been substantially or materially damaged or destroyed, in whole or in part, by fire or other casualty which is not covered by insurance nor shall eminent domain proceedings have been threatened or be pending with respect to a substantial or material part of the Facility.

3.2.9 No Event of Default. There shall be no uncured Event of Default under this Agreement or the Lease.

3.3 Conditions Precedent to Final Disbursement. Tenant, Manager or Developer shall perform, and Landlord's obligation to make the final Lease Advance, shall be conditioned upon the performance of the following conditions precedent:

3.3.1 Final Title Policy. Developer shall have delivered to Landlord the Title Policy and [i] an endorsement which brings forward the effective date of the Title Policy with no change in the status of title and insuring that there are no mechanics' liens; and [ii] if available, an updated zoning endorsement on the ALTA 3.1 form and in substance satisfactory to Landlord.

3.3.2 As-Built Survey. Developer shall have delivered to Landlord an updated "As-Built" Survey, in form and substance satisfactory to Landlord and the Title Company, showing the location of all Improvements, including the driveways and parking lot and the number of spaces thereon, and certifying that the Improvements do not encroach on adjoining property, streets, alleys, or easements, and do not violate any building line, setback, or other title or zoning restrictions.

3.3.3 Other Conditions. The conditions set forth in Section 3.2 shall have been fulfilled.

3.3.4 Completion Certificate. Developer shall have delivered to Landlord the AIA form of Certificate of Substantial Completion from Developer, the Architect and the General Contractor certifying that the Facility has been completed in accordance with the Plans and Specifications, except as otherwise noted thereon.

3.3.5 Certificate of Occupancy. Developer shall have delivered to Landlord an unconditional, permanent and final certificate of occupancy and certified copies of all other Government Authorizations with respect to the occupancy and operation of the Facility.

3.3.6 Legal Opinion. Developer shall have delivered to Landlord an opinion of counsel, in form and substance satisfactory to Landlord, with the following opinions: [i] to counsel's knowledge, the Facility has been constructed in accordance with and complies with all Legal Requirements relating to licensure of the Facility; and [ii] to counsel's knowledge, all applicable Government Authorizations required for the occupancy and operation of the Facility have been procured and are in full force and effect.

3.3.7 License. Tenant, Manager or Developer shall have delivered to Landlord, if applicable, a copy of the license to operate the Facility as a [__]-unit personal care facility or, if such a license has not yet been issued, evidence satisfactory to Landlord that the Facility meets all requirements for the issuance of such a license.

3.3.8 Facility Equipped. Developer shall have delivered to Landlord a certificate from Tenant that the Facility is fully equipped and ready to operate.

3.3.9 Consent of Surety. Developer shall have delivered to Landlord the consent of the Surety to final payment, if required under the Bonds.

3.3.10 Insurance. Developer shall have delivered to Landlord satisfactory evidence of the property and liability insurance coverage required by Landlord.

3.3.11 Bill of Sale. Tenant and Developer, as applicable, shall have delivered to Landlord a bill of sale conveying all of the Tangible Personal Property and a schedule thereof.

3.3.12 Expenses. Landlord shall make a Lease Advance to pay such additional Lease Expenses incurred by Landlord in connection with the conversion to the Initial Term and the disbursement of the Lease Advances.

                         ARTICLE 4: DEFAULT AND REMEDIES

4.1 Event of Default. Any one or more of the following events shall constitute an "Event of Default" hereunder:

4.1.1 The occurrence of an Event of Default (after expiration of any applicable grace or cure period) under the Lease.

4.1.2 The disapproval by Landlord or Landlord's Inspector at any time of any construction work and Developer's failure to cause the same to be corrected to the satisfaction of Landlord and Landlord's Inspector within 30 days, or if by reason of the nature of the problem the same cannot be corrected within 30 days, Developer's failure to proceed with reasonable diligence (satisfactory to Landlord) to correct the same or, in any event, failure to correct the same within 90 days after receipt of the notice.

4.1.3 [i] An unreasonable delay in the construction of the Improvements or a discontinuance of construction for a period of 45 days unless Developer, in Landlord's reasonable judgment, is proceeding diligently and in good faith to resume construction, or [ii] a delay in construction of the Improvements so that the same may not, in Landlord's and Architect's judgment, be completed on or before the Mandatory Completion Date (which shall be extended due to Force Majeure to the extent permitted under Section 5.1).

4.1.4 Developer's failure to complete construction of the Improvements and to satisfy all of the conditions precedent to final disbursement set forth in
Section 3.3 no later than the Mandatory Completion Date (which shall be extended due to Force Majeure to the extent permitted under Section 5.1).

4.1.5 The bankruptcy or insolvency of the General Contractor and the failure of Developer to procure a contract with a new contractor satisfactory to Landlord within 45 days from the occurrence of such bankruptcy or insolvency.

4.1.6 Any Government Authorization for the Facility, is canceled, suspended or otherwise invalidated and not reinstated or reissued within 30 days.

4.2 Remedies. Upon the occurrence of an Event of Default, Landlord may exercise any one or more of the remedies provided in Section 8.2 of the Lease subject to the limitations specified in Section 8.10 of the Lease.

                             ARTICLE 5: CONSTRUCTION

5.1 Construction of Improvements. Developer shall commence construction of the Improvements within 30 days after the Effective Date. Developer shall construct the Improvements in a good and workmanlike manner with materials of high quality, in accordance with the Plans and Specifications (or in accordance with any changes permitted under Section 5.3), and all Legal Requirements. Developer shall complete construction of the Facility and satisfy all of the conditions precedent to final disbursement set forth in Section 3.3 not later than the Mandatory Completion Date. If all such conditions are not satisfied by the date the Facility opens for business and first accepts residents, at Landlord's option [i] the undisbursed balance of the Maximum Lease Amount may be disbursed into an escrow account in the name of Tenant; [ii] the Initial Term of the Lease shall commence on the date the funds are disbursed into an escrow account, which date shall be deemed the Conversion Date; and [iii] Tenant shall pay Base Rent based upon the Maximum

Lease Amount in accordance with Section 2.4 of the Lease. The interest earned on the escrow funds shall belong to Tenant. The escrow funds shall be disbursed to Tenant upon satisfaction of all of the conditions set forth in Section 3.3 of this Agreement.

5.2 Force Majeure. The Mandatory Completion Date may be extended due to Force Majeure on the following conditions:

         (a) Developer gives Landlord written notice of the Force Majeure event within 5 days of Developer's knowledge of its occurrence;

         (b) Developer complies with all requirements under the certificate of need laws (if applicable) and all other applicable laws and regulations, including, without limitation, the filing of all required notices, reports, and certificates with respect to a work stoppage; and

         (c) In Landlord's reasonable judgment, Developer diligently works to minimize the delay caused by Force Majeure and to resume construction.

              The extension of time shall be equal to the period of delay caused by Force Majeure provided, however, that in no event shall the extension of time [i] exceed 60 days; or [ii] cause the construction completion date to be later than the completion date required by the Department of Health or any other governmental authority.

5.3 Modifications. Developer shall not materially change the Plans and Specifications, Architect's Contract, Construction Contract or any other Construction Document without the prior written consent of Landlord. A material change shall include an increase in the amount payable under such contract of more than 1% in any one instance or of more than 3% in the aggregate or a change in the scope of work or services. Developer will furnish Landlord with copies of all proposed material contracts between Developer and architects, engineers, and contractors, and all of the contracts shall be subject to Landlord's approval as to form, amount and the contractor employed. Developer will promptly furnish to Landlord true and complete copies of all such contracts as executed.

5.4 Inspections. Developer shall cooperate with Landlord in arranging for inspections by Landlord, Landlord's Inspector, and their representatives of the progress of construction from time to time. Developer shall promptly correct any defects or nonconforming construction. During the course of construction, Landlord's Inspector will visit the Facility monthly, or more often as Landlord reasonably deems necessary to review the progress of the construction. Landlord shall make a Lease Advance to pay the $750.00 per day plus out-of-pocket expenses for travel, lodging, food and transportation for Landlord's Inspector.

                            ARTICLE 6: MISCELLANEOUS

6.1 Advances by Landlord. At any time and from time to time, Landlord may incur and/or pay and/or advance costs or expenses: [i] incurred or advanced by Landlord which Landlord is authorized or has the right (but not necessarily the obligation) to incur or may incur under any Lease Document or any law; [ii] of whatever nature incurred or advanced by Landlord in exercising any right or remedy provided under any Lease Document or in taking any action which Landlord is authorized to take under any Lease Document; [iii] required to be paid by Tenant or Developer under any Lease Document, but which Tenant or Developer fails to pay within the time period required; or [iv] any and all costs and expenses from which Tenant or Developer is required to hold Landlord harmless under any Lease Document, but from which Tenant fails to hold Landlord harmless. Any costs, expenses, or advances incurred or paid by Landlord shall, upon demand, be paid to Landlord together with interest thereon at the Overdue Rate from the date of disbursement by Landlord. Payment of such costs, expenses, or advances shall be secured by the security interest granted to Landlord in the Lease Documents.

6.2 Entire Agreement. The Commitment, this Agreement and the other Lease Documents, the Working Capital Documents, the Equity Loan Documents, and the Guaranty Documents constitute the entire agreement between Developer, Guarantor, Tenant, any Affiliate, and Landlord with respect to the subject matter hereof. No representations, warranties, and agreements have been made by Landlord except as set forth in the Commitment, this Agreement and the Lease. If there is any direct conflict between the terms and provisions of the Commitment and the terms of this Agreement, this Agreement shall govern. Tenant and Developer hereby reaffirm the Commitment and all provisions thereof. The Commitment shall survive the execution of this Agreement.

6.3 Severability. If any term or provision of this Agreement is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Agreement and the same shall remain in full force and effect.

6.4 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

6.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State.

6.6 Binding Effect. This Agreement will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Developer.

6.7 Modification. This Agreement may only be modified by a writing signed by both Landlord and Developer. All references to this Agreement, whether in this Agreement or in any other document or instrument, shall be deemed to incorporate all amendments, modifications, and renewals of this Agreement made after the date hereof.

6.8 Construction of Agreement. This Agreement has been prepared by Landlord and its professional advisors and reviewed by Developer and its professional advisors. Landlord, Developer and their advisors believe that this Agreement is the product of all their efforts, it expresses their agreement, and that it shall not be interpreted in favor of either Landlord or Developer or against either Landlord or Developer merely because of their efforts in preparing it.

6.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof.

6.10 No Third-Party Beneficiary Rights. No person not a party to this Agreement shall have or enjoy any rights hereunder and all third-party beneficiary rights are expressly negated. Without limiting the generality of the foregoing, no one other than Developer shall have any rights to obtain or compel a disbursement of a Lease Advance.

6.11     No Obligations of Landlord.

6.11.1 No agency. Landlord is not and will not be in any way the agent for or trustee of developer. Landlord does not intend to act in any way for or on behalf of developer in disbursing the lease advances. Landlord's purpose in making the requirements set forth in this agreement is to protect landlord's interest in the facility. Except as expressly provided in this agreement and the other lease documents, landlord does not intend to be and is not and will not be responsible for the completion of any improvements erected or to be erected upon the land; the payment of bills or any other details in connection with the land and improvements; any plans and specifications prepared in connection with the land and improvements; or developer's relations and contracts with any contractors, subcontractors, materialmen, or laborers performing work or supplying materials for the land and improvements.

6.11.2 No obligation to pay. Except as expressly provided herein or in the other lease documents, the lease and this agreement are not to be construed by tenant or developer or anyone furnishing labor, materials, or any other work or product for improving the land as an agreement upon the part of landlord to assure that anyone will be paid for furnishing such labor, materials, or any other work or product. Landlord will not be responsible for such payments.

6.11.3 No responsibility for construction. Landlord is not responsible for construction of the improvements. Notwithstanding inspection of the land and the improvements, landlord and landlord's inspector assume no responsibility for the quality of construction or workmanship or for the architectural or structural soundness of any improvements or for the adherence to or approval of any plans and specifications in connection therewith or for any improvements.

6.11.4 No reliance on landlord's inspector. Tenant hereby acknowledges that the architect and the general contractor are solely responsible for the quality of construction and workmanship and the architectural and structural soundness of the improvements and for the adherence to the plans and specifications in the construction of the improvements. All actions, inspections and reports of landlord's inspector are solely for the benefit of landlord. Developer, tenant, architect and general contractor shall not be entitled to rely upon any action, inspection or report of landlord's inspector.

6.12     Miscellaneous Provisions.

6.12.1 Confidentiality. Landlord shall use reasonable efforts not to disclose the information provided by Developer, Manager, Guarantor or Tenant to Landlord pursuant to the Lease Documents; provided, however, that Landlord may disclose such information to any person or entity to whom Landlord is required to make such disclosure; to governmental authorities; and to any other person or entity having a legitimate business interest in Landlord, including, but not limited to, regulators, auditors, accountants, attorneys, investors, underwriters, rating agencies, bond or surety companies, and lenders of Landlord (including, but not limited to, collateral pool lenders and line of credit lenders).

6.12.2 Plans and Specifications. The Plans and Specifications shall at all times remain the property of Developer, and neither Landlord nor Tenant nor any other party shall acquire any ownership interest in the Plans and Specifications. Landlord shall not utilize the Plans and Specifications for any purpose whatsoever in connection with any development other than a development in which Developer acts as developer for such development. Notwithstanding the foregoing, Landlord shall have the right to utilize the Plans and Specifications for all purposes related to the Facility, including without limitation the making of alterations and repairs thereto.

6.12.3 Project Budget. Developer and Landlord have agreed to an initial Project Budget, as described on Exhibit B attached hereto and made a part hereof. Should Developer and Landlord determine that the contingencies set forth in the Project Budget will not be needed for the completion of the Facility in accordance with the Plans and Specifications, Developer and Landlord shall negotiate in good faith to amend the Project Budget to provide for the funding by Landlord of furniture, fixtures and equipment not originally included in the Project Budget, but which are otherwise desirable for the Facility.

                           ARTICLE 7: REPRESENTATIONS
                                 AND WARRANTIES

              Developer hereby makes the following representations and warranties, as of the Effective Date, to Landlord and acknowledges that Landlord is entering into this Agreement and the Lease in reliance upon such representations and warranties. Developer representations and warranties shall survive the Closing and, except to the extent made as of a specific date, shall continue in full force and effect until Developer's Obligations have been performed in full.

              7.1 Organization and Good Standing. Developer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in and is in good standing under the laws of the State.

              7.2 Power and Authority. Developer has the power and authority to execute, deliver and perform the Developer Documents. Developer has taken all requisite action necessary to authorize the execution, delivery and performance of Developer's obligations under the Developer Documents.

              7.3 Enforceability. The Developer Documents constitute the legal, valid, and binding obligations of Developer enforceable in accordance with their respective terms, except as enforceability may be limited by creditor's rights laws, equitable principles, and the effect of judicial discretion.

              7.4 Government Authorizations. The Land and the Plans and Specifications conform in all material respects with all Legal Requirements for the construction and development of the Facility. Upon completion of the Facility in accordance with the Plans and Specifications, the Facility will conform in all material respects to all Legal Requirements. Except as otherwise noted in Exhibit E, Developer holds all Government Authorizations required to commence construction of the Facility.

              7.5 Condition of Facility. To Developer's knowledge, upon completion of the Facility in accordance with the Plans and Specifications, all of the mechanical and electrical systems, heating and air-conditioning systems, plumbing, water and sewer systems, and all other items of mechanical equipment or appliances will be in good working order, condition and repair, will be of sufficient size and capacity to service the Facility for the Facility Uses, and will conform with all applicable ordinances and regulations, and with all building, zoning, fire, safety, and other codes, laws and orders. The Improvements, including the roof and foundation, will be structurally sound and free from leaks and other defects.

              7.6 Compliance with Laws. To Developer's knowledge, there is no violation of, or noncompliance with, [i] any laws, orders, rules or regulations, ordinances or codes of any kind or nature whatsoever relating to the Facility or the ownership or operation thereof (including without limitation, building, fire, health, occupational safety and health, zoning and land use, planning and environmental laws, orders, rules and regulations); [ii] any covenants, conditions, restrictions or agreements affecting or relating to the ownership, use or occupancy of the Facility; or [iii] any order, writ, regulation or decree relating to any matter referred to in [i] or [ii] above.

              7.7 No Litigation. As of the Effective Date and except as disclosed on Exhibit D, [i] there are no actions or suits, or any proceedings or investigations by any governmental agency or regulatory body pending against Developer or the Facility; [ii] Developer has not received notice of any threatened actions, suits, proceedings or investigations against Developer or the Facility at law or in equity, or before any governmental board, agency or authority which, if determined adversely to Developer, would materially and adversely affect Developer's performance of the Developer's Obligations; [iii] there are no unsatisfied or outstanding judgments against Developer (that are not being contested in good faith) or the Facility; [iv] there is no labor dispute materially and adversely affecting the operation or business conducted by Developer or the Facility; and [v] Developer does not have knowledge of any facts or circumstances which might reasonably form the basis for any such action, suit, or proceeding.

              7.8 Consents. The execution, delivery and performance of the Developer Documents will not require any consent, approval, authorization, order, or declaration of, or any filing or registration with, any court, any federal, state, or local governmental or regulatory authority, or any other person or entity, the absence of which would materially impair the ability of Developer to perform the Developer's Obligations.

              7.9 No Violation. The execution, delivery and performance of the Developer Documents [i] do not and will not conflict with, and do not and will not result in a breach of Developer's Organizational Documents; [ii] do not and will not conflict with, and do not and will not result in a breach of, and do not and will not constitute a default under (or an event which, with or without notice or lapse of time, or both, would constitute a default under), any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Developer is a party or by which its assets are bound; and [iii] do not and will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to Developer or the Facility.

              7.10 Reports and Statements. All reports, statements, certificates and other data furnished by or on behalf of Developer to Landlord in connection with the Developer Documents, and all representations and warranties made herein or in any certificate or other instrument delivered in connection herewith and therewith, are true and correct in all material respects and do not omit to state any material fact or circumstance necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading as of the date of such report, statement, certificate or other data. The copies of all agreements and instruments submitted to Landlord are true, correct and complete copies and include all amendments and modifications of such agreements.

              7.11 ERISA. All plans (as defined in Section 4021(a) of the Employee Retirement Income Security Act of 1974, as amended or supplemented from time to time ("ERISA")) for which Developer is an "employer" or a "substantial employer" (as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively) are in compliance with ERISA and the regulations and published interpretations thereunder. To the extent Developer maintains a qualified defined benefit pension plan: [i] there exists no accumulated funding deficiency; [ii] no reportable event and no prohibited transaction has occurred; [iii] no lien has been filed or threatened to be filed by the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA; and [iv] Developer has not been deemed to be a substantial employer.

              7.12 Chief Executive Office. Developer maintains its chief executive office and its books and records at the address set forth in the introductory paragraph of this Agreement.

              7.13 Access. Except as otherwise disclosed in writing to Landlord, access to the Land is directly from a dedicated public right-of-way without any easement. To the knowledge of Developer, there is no fact or condition which would result in the termination or reduction of the current access to and from the Land to such right-of-way.

              7.14 Utilities. Except as otherwise disclosed in writing to Landlord, there are available at the Land gas, municipal water, and sanitary sewer lines, storm sewers, electrical and telephone services in operating condition which are adequate for the operation of the Facility at a reasonable cost. The Land has direct access to utility lines located in a dedicated public right-of-way without any easement. As of the Effective Date, there is no pending or, to the knowledge of Developer, threatened governmental or third party proceeding which would impair or result in the termination of such utility availability.

              7.15 Condemnation and Assessments. As of the Effective Date, Developer has not received notice of, and there are no pending or, to Developer's knowledge, threatened, condemnation, assessment or similar proceedings affecting or relating to the Facility, or any portion thereof, or any utilities, sewers, roadways or other public improvements serving the Facility.

              7.16 Zoning. As of the Effective Date, [i] except as otherwise disclosed in writing to Landlord, the use and operation of the Facility for the Facility Uses is a permitted use under the applicable zoning code; [ii] except as disclosed on Exhibit E of the Lease, no special use permits, conditional use permits, variances, or exceptions have been granted or are needed for such use of the Facility; [iii] the Land is not located in any special districts such as historical districts or overlay districts; and [iv] the Facility once constructed according to the Plans and Specifications will comply with all applicable zoning laws, including but not limited to, dimensional, parking, setback, screening, landscaping, sign and curb cut requirements.

              7.17 Pro Forma Statement. Developer has delivered to Landlord a true, correct and complete copy of the Pro Forma Statement. The Pro Forma Statement shows Developer's reasonable expectation of the most likely results of Facility operations for the next 5 year period commencing on the anticipated date when the Facility commences operations.

              7.18 Environmental Matters. To Developer's knowledge, [i] the Leased Property is in compliance with all Environmental Laws; [ii] there were no releases or threatened releases of Hazardous Materials on, from, or under the Leased Property, except in compliance with all Environmental Laws; [iii] no Hazardous Materials have been, are or will be used, generated, stored, or disposed of at the Leased Property, except in compliance with all Environmental Laws; [iv] asbestos has not been and will not be used in the construction of any Improvements; [v] no permit is or has been required from the Environmental Protection Agency or any similar agency or department of any state or local government for the use or maintenance of any Improvements; [vi] underground storage tanks on or under the Land, if any, have been and currently are being operated in compliance with all applicable Environmental Laws; [vii] any closure, abandonment in place or removal of an underground storage tank on or from the Land was performed in compliance with applicable Environmental Laws and any such tank had no release contaminating the Leased Property or, if there had been a release, the release was remediated in compliance with applicable Environmental Laws to the satisfaction of regulatory authorities; [viii] no summons, citation or inquiry has been made by any such environmental unit, body or agency or a third party demanding any right of recovery for payment or reimbursement for costs incurred under CERCLA or any other Environmental Laws and the Land is not subject to the lien of any such agency; and [ix] to Tenant's knowledge, the Environmental Assessment is true, complete and accurate. "Disposal" and "release" shall have the meanings set forth in CERCLA.

              7.19 Leases and Contracts. As of the Effective Date and except for the Working Capital Documents and as disclosed on Exhibit G of the Lease, there are no leases or contracts (including but not limited to, insurance contracts, maintenance contracts, construction contracts, employee benefit plans, employment contracts, equipment leases, security agreements, architect agreements, and management contracts) to which Developer is a party relating to any part of the ownership, operation, possession, construction, management or administration of the Land or the Facility.

              7.20 No Default. As of the Effective Date, [i] there is no existing Event of Default under this Agreement; and [ii] no event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such an Event of Default.

              7.21 Project Budget. The Project Budget sets forth all anticipated costs, direct and indirect, of developing and constructing the Facility.

              7.22 Lease Covenants. Throughout the term of the Lease, Developer shall comply with the provisions of the Lease applicable to Developer.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, Landlord and Developer have executed and delivered this Agreement effective as of the Effective Date.

LANDLORD:                                   [_________________________]

                                            By:_________________________________

                                                 Title:_________________________



DEVELOPER:                             BCC  DEVELOPMENT AND
                                       MANAGEMENT CO.

                                       By:_________________________________

                                            Title:_________________________



                         CONSENT AND AGREEMENT OF TENANT

              Tenant consents to the foregoing Agreement and agrees to be bound by the provisions therein applicable to Tenant as of the Effective Date.

TENANT:                                FINANCIAL CARE INVESTORS OF
                                       [___________], LLC

                                       By: Financial Care Investors, LLC, Member

                                       By:_________________________________

                                            Title:_________________________